Exhibit 3.99

www.BUSINESSREGISTRATIONS.com	Internet FORM LLC-1
7/2008

FILED 04/27/2009 11:48 AM	STATE OF HAWAII
Business Registration Division DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS State of Hawaii	DEPT. OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 Phone No. (808) 586-2727

ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY COMPANY

(Section 428-203 Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, do hereby make and execute these Articles of Organization:

I

The name of the company shall be:

KAI MANAGEMENT SERVICES LLC

(The name must contain the words Limited Liability Company, Limited Liability Law Company, or the abbreviation L.L.C., L.L.L.C., LLC, or LLLC)

II

The mailing address of the initial principal office is:

1850 ALA MOANA BLVD, HONOLULU, HI 96815 USA

III

The company shall have and continuously maintain in the State of Hawaii an agent and street address of the agent for service of process on the company. The agent may be an individual resident of Hawaii, a domestic entity, or a foreign entity authorized to transact business or conduct affairs in this State, whose business office is identical with the registered office.

a.	The name of the company’s initial agent for service of process is:
	AQUA HOTELS AND RESORTS, INC.	HI
	(Name of Registered Agent)	(State or Country)

b.	The street address of the initial registered office in this State is:
1850 ALA MOANA BLVD, HONOLULU, HI 96815 USA

IV

The name and address of each organizer is:
AQUA HOTELS AND RESORTS, INC.	1850 ALA MOANA BLVD, HONOLULU, HI 96815 USA

I HEREBY CERTIFY that this is a true and correct copy of the official record(s) of the Business Registration Division

DIRECTOR OF COMMERCE
CONSUMER AFFAIRS
April 1, 2015

Validate online at http://hbe.ehawaii.gov/documents

V

The period of duration is (check one):

☒At-will

☐ For a specific term to expire on:

(Month Day Year)

VI

The company is (check one):

a.	☒	Manager-managed, and the names and addresses of the initial managers are listed in paragraph “c”, and the number of initial members are: 1

b.	☐	Member-managed, and the names and addresses of the Initial members are listed in paragraph “c”

c.	☐	List the names and addresses of the initial managers if the company is Manager-managed, or

List the names and addresses of the initial members if the company is Member-managed.
		AQUA HOTELS AND RESORTS, INC.	1850 ALA MOANA BLVD, HONOLULU, HI 903815 USA

VII

The members of the company (check one):

☒	Shall not be liable for the debts, obligations and liabilities of the company.

☐	Shall be liable for all debts, obligations and liabilities of the company.

☐	Shall be liable for all or specified debts, obligations and Liabilities of the company as stated below and have consented in writing to the adoption of this provision or to be bound by this Provision.

We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements, I am authorized to sign this Articles of Organization, and that the above statements are true and correct to the best of our knowledge and belief.

Signed this 06 day of April 2009

WILLIAM R. FARNSWORTH JR., VP,
~~AQUA HOTELS AND RESORTS, INC~~	AQUA HOTELS AND RESORTS, INC.
(Type/Print Name of Organizer)	(Type/Print Name of Organizer)

~~AQUA HOTELS AND RESORTS, INC~~	/s/ William R. Farnsworth Jr.
(Signature of Organizer)	(Signature of Organizer)